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                                                    EXHIBIT 21


Subsidiaries of the Registrant                              State or
------------------------------                                Other
                                                         Jurisdiction of
Name                                                     Incorporation
-----                                                     -----------
(1) St. Paul Fire and Marine Insurance Company              Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.                    Minnesota
     (ii) St. Paul Guardian Insurance Co.                   Minnesota
    (iii) The St. Paul Insurance Co.                        Texas
     (iv) The St. Paul Insurance Co. of Illinois            Illinois
      (v) St. Paul Specialty Underwriting, Inc.             Delaware
          Subsidiaries:
          (a) Athena Assurance Co.                          Minnesota
          (b) St. Paul Medical Liability Insurance Co.      Minnesota
          (c) St. Paul Risk Services, Inc.                  Minnesota
          (d) St. Paul Surplus Lines Insurance Co.          Delaware
     (vi) St. Paul Property and Casualty
           Insurance Co.                                    Nebraska
    (vii) St. Paul Insurance Co. of North Dakota            North Dakota
   (viii) St. Paul Fire and Casualty Insurance Co.          Wisconsin
     (ix) Economy Fire & Casualty Co.                       Illinois
          (a) Economy Preferred Insurance Co.               Illinois
          (b) Economy Premier Assurance Co.                 Illinois
      (x) St. Paul Indemnity Insurance Co.                  Indiana
     (xi) St. Paul Properties, Inc.                         California
          Subsidiaries:
          (a) 77 Water Street, Inc.                         Minnesota
          (b) St. Paul Interchange, Inc.                    Minnesota
          (c) 350 Market Street, Inc.                       Minnesota
    (xii) Seaboard Surety Company                           New York
          Subsidiary:
          (a) Seaboard Surety Company of Canada             Canada
   (xiii) Northbrook Holdings, Inc.                         Delaware
          Subsidiaries:
          (a) Northbrook Indemnity Co.                      Illinois
          (b) Northbrook National Insurance Co.             Illinois
          (c) Northbrook Property and Casualty
                 Insurance Co.                              Illinois
    (xiv) St. Paul Management Services, Inc.                Minnesota

(2) St. Paul Holdings Limited                               United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                          United Kingdom
     (ii) St. Paul Management Limited                       United Kingdom
    (iii) St. Paul Investment Services Ltd.                 United Kingdom
     (iv) St. Paul Investments Ltd.                         United Kingdom
      (v) St. Paul International Insurance
           Company Limited                                  United Kingdom
     (vi) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                               Spain
    (vii) Camperdown UK Limited                             United Kingdom
   (viii) New World Insurance Company Ltd.                  Guernsey

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     (ix) Cassidy Davis Underwriting
           Agency Limited                                   United Kingdom
          Subsidiary:
          (a) Cassidy Davis Insurance
               Services Limited                             United Kingdom
      (x) Cheverill Limited                                 United Kingdom
          Subsidiaries:
          (a) Cassidy Davis Administrative
               Services Limited                             United Kingdom
               Subsidiaries:
               (i) Cassidy Davis Europe BV                  United Kingdom
               (ii) Cassidy Davis Syndicate
                      Management Limited                    United Kingdom
          (b) Gravett & Tilling Holdings Limited            United Kingdom
                Subsidiary:
               (i) Gravett & Tilling Syndicate
                      Management Limited                    United Kingdom
     (xi) Lesotho National Insurance
           Holdings Limited                                 United Kingdom
    (xii) St. Paul (Redhill) Limited                        United Kingdom
   (xiii) St. Paul Surety Europe Limited                    United Kingdom

(3) St. Paul Re, Inc.                                       New York
    Subsidiary:
      (i) Excess & Treaty Management Corporation            New York

(4) The John Nuveen Company*                                Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated                    Delaware
          Subsidiaries:
          (a) Nuveen Advisory Corp.                         Delaware
          (b) Nuveen Institutional Advisory Corp.           Delaware
     (ii) Institutional Capital Corporation                 Delaware
    (iii) Nuveen/Flagship Acquisition Corp.                 Delaware
          Subsidiary:
          (a) Nuveen Asset Management, Inc.                 Delaware
     (iv) Rittenhouse Financial Services, Inc.              Delaware

(5) St. Paul Argentina Compania de Seguros S.A.             Argentina

(6) Camperdown Corporation                                  Delaware

(7) St. Paul Capital L.L.C.                                 Delaware

(8) St. Paul Multinational Holdings, Inc.                   Delaware
    Subsidiaries:
      (i) St. Paul Insurance Company (S.A) Limited          South Africa
     (ii) Botswana Insurance Company Limited                Botswana
    (iii) Cross-Border Agency Services, Inc.                Minnesota
     (iv) Seguros St. Paul de Mexico, S.A. de C.V.          Mexico
      (v) Servicios Administrativos St. Paul, S.A. de C.V.  Mexico

(9) St. Paul Bermuda Holdings, Inc.                         Delaware
    Subsidiaries:
      (i) St. Paul (Bermuda), Ltd.                          Bermuda
     (ii) St. Paul Re (Bermuda), Ltd.                       Bermuda

(10) St. Paul Venture Capital, Inc.                         Delaware

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(11) St. Paul London Investments, Inc.                      Minnesota
     Subsidiary:
      (i) Minet Properties (1989) Limited                   United Kingdom

(12) St. Paul London Properties, Inc.                       Minnesota



*The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 64% interest, and Fire and Marine, which holds a 13% interest.